UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2008

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (Zip Code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Cal-Maine Foods, Inc. (the “Company”) has entered into a Membership Interests Purchase Agreement, made as of November 28, 2008 (the “Agreement”) with Tampa Farm Service, Inc., a Florida corporation (“Seller”), TFS Holdings, Inc., a Florida corporation (“TFS Holdings”), and Michael H. Bynum, Blair M. Bynum and Samuel G. Bynum (collectively, the “Shareholders”). The Seller has for many years been engaged directly, and through Okeechobee Egg Company Inc., an affiliated Florida corporation, and through Seller’s other “Affiliates,” as defined in the Agreement, in the production, grading, packaging and distribution of shell eggs and related activities, including the production and milling of feed for laying hens and pullets (the “Seller’s Business”). The Seller is based in Dover, Florida, and conducts business in the southeastern United States.

To facilitate the sale of the Seller’s Business, under the terms of the Agreement, the Seller will convey all of its assets, but none of its liabilities, to Tampa Farms, LLC (“Tampa Farms”), a Florida limited liability company. In general, the assets to be acquired by the Company include flock and egg inventories, finished feed and feed inventories, materials and fuel, veterinary supplies, certain industry membership interests and other assets. Under the Agreement, the Seller will sell to the Company all of the issued and outstanding membership interests (the “Membership Interests”) of Tampa Farms to the Company as contemplated by and in accordance with the terms of the Agreement.

The purchase price for the Membership Interests is $60,972,000, as reduced or increased pursuant to the terms of the Agreement, less certain adjustments for the Seller’s pro rata share of taxes, rent, utilities, accruals and other such expenses to be prorated at the closing date of the transaction. The acquisition of the Seller’s Business will be made for cash to be paid from the Company’s available funds, and borrowings to the extent necessary. The Company anticipates that its acquisition of the Seller’s Business will be completed shortly. The transaction is expected to result in an increase in the Company’s current egg production capacity by approximately 16%.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

2.1
Membership Interests Purchase Agreement made as November 28, 2008 by Tampa Farm Service, Inc., a Florida corporation, TFS Holdings, Inc., a Florida corporation, Michael H. Bynum, Blair M. Bynum and Samuel G. Bynum, and Cal-Maine Foods, Inc., a Delaware corporation. (Schedules and exhibits to the Agreement have been omitted from this filing. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.)

99.1	Press Release Issued by the Company on November 28, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

By:	/s/ Fred R. Adams, Jr.
Fred R. Adams, Jr.
Chairman of the Board and
Chief Executive Officer
Dated:	December 2, 2008